EXHIBIT 99.1
WASTE SERVICES ANNOUNCES RESIGNATION
OF CHIEF FINANCIAL OFFICER
BURLINGTON, Ontario, August 17, 2006 / PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSII) today announced that Mark A. Pytosh, Executive Vice President and Chief Financial Officer, has resigned effective August 31 to take the position of Senior Vice President and Chief Financial Officer of Covanta Holding Corporation. Covanta is the largest waste to energy company in the world with annual revenue of approximately $1.2 billion. Brian Goebel, Vice President and Chief Accounting Officer, will serve as interim Chief Financial Officer until a permanent replacement is named. The company has initiated a search for a new Chief Financial Officer.
“We appreciate Mark’s contribution to the company’s growth and performance over the past two and a half years and wish him well in his new position” said David Sutherland-Yoest, Chairman and Chief Executive Officer of Waste Services.
Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s web site is http://www.wasteservicesinc.com. Information on the company’s web site does not form part of this press release.
For information contact:
Ivan Cairns, Executive Vice President
and General Counsel
Waste Services, Inc.
905-319-1237